UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2012

HIGHBRIDGE COMMODITIES FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-54573	45-2608276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 10th Floor
250 Vesey Street
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:   (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Merrill Lynch Alternative Investments LLC is the sponsor (the “Sponsor”) of Highbridge Commodities FuturesAccess LLC (the “Registrant”).

(b)           Effective as of May 22, 2012, Paul D. Harris was removed as a Vice President, and as a member of the Board of Managers, of the Sponsor.

(c)           Effective as of May 22, 2012, Steven Suss was appointed as a Vice President of the Sponsor.

(d)           Effective as of May 22, 2012, Steven Suss was appointed as a member of the Board of Managers of the Sponsor.

Mr. Suss, 52 years old, has been a Managing Director within the Bank of America Corporation Global Wealth & Investment Management’s Alternative Investments Group since January 2008.  Mr. Suss has served as Senior Vice President of Bank of America Capital Advisors LLC (“BACA”) since July 2007, and he is responsible for the management of financial reporting and the operational affairs of the alternative investment vehicles managed by BACA.  Mr. Suss  was Senior Vice President of U.S. Trust Hedge Fund Management, Inc. from June 2007 to March 2010, and he also served as its Chief Financial Officer and Treasurer from October 2007 to March 2010.  Mr. Suss was Senior Vice President of UST Advisers, Inc. from July 2007 to May 2008, and its President from April 2007 to June 2007. Mr. Suss was Senior Vice President of U.S. Trust’s Alternative Investment Division from April 2007 to June 2007. In Mr. Suss’ roles with U.S. Trust Hedge Fund Management, Inc., UST Advisers, Inc., and U.S. Trust, he was responsible for the management of financial reporting and operational matters of alternative investment funds.

There are no family relationships between Mr. Suss and any other executive officer or member of the Board of Managers of the Sponsor. There are no relationships or transactions between Mr. Suss and the Registrant that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBRIDGE COMMODITIES FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC, its Sponsor

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Position: Chief Financial Officer and Vice President

Date: May 29, 2012